UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange

Act of 1934

Date of Report (Date of Earliest Event Reported):

April 17, 2013

MEASUREMENT SPECIALTIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666

(Address of principal executive offices) (Zip Code)

(757) 766-1500

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2013, Measurement Specialties, Inc. (the “Company”), pursuant to a Stock Purchase Agreement, dated April 17, 2013 (the “Agreement”), by and between API Technologies Corp., a Delaware corporation (“Parent”), Spectrum Control, Inc., a Pennsylvania corporation (“Spectrum” and together with Parent, the “Seller”), and the Company, completed the acquisition of all the capital stock of Spectrum Sensors and Controls, Inc., a Pennsylvania corporation, Spectrum Sensors and Controls, LLC, a California limited liability company, and Spectrum Sensors and Controls, Inc., an Ohio corporations (collectively “Spectrum Sensors and Controls”) for $51.4 million in cash, subject to certain adjustments described in Agreement. The Agreement contains customary representations, warranties and indemnification rights and obligations of the parties. The description of the Agreement set forth above is qualified in its entirety by the full text of the Agreement, a copy of which is filed herewith as Exhibit 99.2 and is incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this Item is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

99.1	Press release issued by Measurement Specialties, Inc., dated April 17, 2013.
99.2	Stock Purchase Agreement dated April 17, 2013 by and between API Technologies Corp., a Delaware corporation, Spectrum Control, Inc., a Pennsylvania corporation, and Measurement Specialties, Inc., a New Jersey corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Date: April 17, 2013